Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of Tronox Limited of our report dated March 15, 2012 relating to the combined financial statements of the Exxaro Mineral Sands Operations, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Incorporated
Johannesburg, South Africa
July 5, 2012